UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 25, 2018, Welltower Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Potomac Acquisition LLC (“Potomac”), a subsidiary of the Company, Quality Care Properties, Inc. (“QCP”) and certain subsidiaries of QCP, pursuant to which the parties agreed that, subject to the terms and conditions set forth in the Merger Agreement, the Company would acquire all of the outstanding equity in QCP in an all-cash merger. Pursuant to the Merger Agreement, the Company will acquire QCP in a series of transactions in which QCP stockholders would receive $20.75 in cash for each share of QCP common stock, plus an additional right to receive a per share cash payment of $0.006 per day during the period beginning on August 25, 2018 through the Closing (as defined below) (such payments, the “Merger Consideration”).

Subject to the terms and conditions of the Merger Agreement, the transaction will occur through a series of successive mergers of certain of QCP’s subsidiaries with and into Potomac, followed by the merger of QCP with and into Potomac (“QCP Merger”), with Potomac surviving as a wholly owned subsidiary of the Company (the “Mergers”). Upon closing of the Mergers (the “Closing”) each issued and outstanding share of QCP common stock will convert into the right to receive the Merger Consideration.

Each of Welltower’s and QCP’s obligation to consummate the Mergers is subject to a number of customary closing conditions, including (1) approval of the QCP Merger by holders of a majority of the outstanding shares of QCP common stock; (2) delivery of a legal opinion to QCP addressing QCP’s qualification as a REIT; (3) material compliance with covenants; (4) accuracy of each party’s representations, subject to materiality thresholds; (5) absence of injunctions or orders that prohibit or restrain the consummation of the Mergers; and (6) the closing of the HCR Acquisition (as defined and discussed below). The Closing is anticipated to occur in the third quarter of 2018.

Both the Company and QCP retain certain termination rights under the Merger Agreement. Upon termination of the Merger Agreement under specified circumstances, QCP may be required to pay the Company a termination fee equal to either 1% or 3% of its equity value. Similarly, upon termination of the Merger Agreement under specified circumstances—including, failure of the HCR Acquisition to close prior to October 12, 2018—the Company may be required to pay QCP a reverse termination fee equal to $250 million. The Company has a separate arrangement with ProMedica (defined below) to split the reverse termination fee if it becomes payable.

As discussed above, the Closing is conditioned on the successful completion of the acquisition (the “HCR Acquisition”) of HCR ManorCare, Inc. (“ManorCare”) by ProMedica Health System, Inc. (“ProMedica”) as part of an alternative plan of reorganization that will replace ManorCare’s current plan of reorganization as part of its ongoing bankruptcy proceeding. Concurrent with the Closing, the Company will form a joint venture with ProMedica that will own QCP’s real property assets relating to the ManorCare business and will lease those assets to ManorCare.

The Company has obtained debt financing commitments for the transaction contemplated by the Merger Agreement, the proceeds of which can be used by the Company to pay a portion of the cash consideration in respect of the QCP Merger, for the refinancing of indebtedness of QCP contemplated by the Merger Agreement, and related fees and expenses. Barclays Bank PLC (the “Lender”) has committed to provide a $1.0 billion senior unsecured bridge credit facility, on the terms and subject to the conditions set forth in a debt commitment letter dated April 25, 2018 (the “Debt Commitment Letter”). The Merger Agreement contemplates that the Company may issue notes or term loans in lieu of a portion or all of the drawings under this bridge facility. The obligation of the Lender to provide debt financing under the Debt Commitment Letter is subject to certain customary conditions.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement, and are not intended to provide any other factual information about the Company, QCP or their respective subsidiaries or affiliates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement for the purpose of allocating contractual risk between those parties, and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company, QCP or any of their respective subsidiaries or affiliates.

Item 7.01	Regulation FD Disclosure.

On April 25, 2018, the Company and ProMedica issued a joint press release announcing that ProMedica had entered into certain agreements relating to the acquisition of ManorCare as part of a prepackaged plan of reorganization and that, in connection with that acquisition, the Company and QCP had entered into the Merger Agreement, in each case, as further described under Item 1.01 above. Additionally, on April 25, 2018 the Company issued a press release announcing the entry into the Merger Agreement and the Company’s related -intention to move forward the date of its planned release of its first quarter 2018 financial results to April 25, 2018.

The joint press release and the Company press release issued on April 25, 2018 are respectively filed as Exhibits 99.1 and 99.2 to this report and are incorporated herein by reference. The information in this Item 7.01, including 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of April 25, 2018, by and among Welltower Inc., Potomac Acquisition LLC, Quality Care Properties, Inc. and certain subsidiaries of Quality Care Properties, Inc.

99.1	Joint press release, dated April 25, 2018.

99.2	Press release, dated April 25, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLTOWER INC.

Date: April 26, 2018	By:	/s/ Matthew McQueen
	Name:	Matthew McQueen
	Title:	Senior Vice President—General Counsel & Corporate Secretary